Exhibit 99.1

Investor Contact: Kevin G. O’Brien VP, Investor Relations 614 677-5331
Media Contact: Bryan Haviland Public Relations Officer 614 677-7767

February 24, 2003

Nationwide Financial Informed of Verdict

in Monumental Life Litigation

Subsequent event reduces 2002 operating income by $0.06 per share

COLUMBUS, Ohio — Nationwide Financial Services, Inc. (NYSE: NFS), today reported that a verdict has been reached in the case involving Nationwide Retirement Solutions (NRS), the company’s public sector retirement plan subsidiary, and Monumental Life, a third party provider of universal life insurance products for NRS. The verdict, which NRS intends to appeal, awarded Monumental Life $28 million in damages.

In September 2000, Monumental Life filed suit against NRS in U.S. District Court in Louisville, Ky. claiming, among other things, that NRS had breached its contractual relationship with Monumental Life when NRS modified its business model effectively ending the use of a field sales force to serve the public sector marketplace. NRS continues to firmly believe that its actions were consistent with its contractual obligations to Monumental Life.

Because of the emergence of this new information, combined with NFS’ pending filing of final financial statements with the Securities and Exchange Commission for 2002, NFS is required under Generally Accepted Accounting Principles (GAAP) to adjust its previously released financial results to reflect the Company’s revised estimate for aggregate litigation exposure and related reserves. The adjustment of $13.6 million, or $0.06 per diluted share, reflects the Company’s revised estimate of its aggregate litigation exposure as of February 24, 2003, giving consideration to this verdict, expected insurance recoveries and recent developments on all cases that were outstanding as of December 31, 2002.

Columbus-based Nationwide Financial is the holding company for the domestic retirement savings operations of Nationwide, which owns 63 percent of the outstanding common shares of NFS. The major operating subsidiary of NFS is Nationwide Life Insurance Company, the country’s seventh largest life insurer based on admitted assets. To obtain investor materials, including the Company’s 2001 annual report, Form 10-K and other corporate announcements, please visit our web site at www.nationwidefinancial.com.

Forward-Looking Information

The information included herein contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward-looking statements include, among others, the following possibilities: (i) change in Nationwide’s control of the Company through its beneficial ownership of approximately 94.4% of the combined voting power of all the outstanding common stock and approximately 63.0% of the economic interest in the Company; (ii) NFS’ primary reliance, as a holding company, on dividends from its subsidiaries to meet debt service obligations and the applicable regulatory restrictions on the ability of the Company’s subsidiaries to pay such dividends; (iii) the potential impact on the Company’s reported net income that could result from the adoption of certain accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies; (iv) tax law changes impacting the tax treatment of life insurance and investment products; (v) repeal of the federal estate tax; (vi) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors; (vii) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves, and other financial viability requirements; (viii) failure to expand distribution channels in order to obtain new customers or failure to retain existing customers; (ix) inability to carry out marketing and sales plans, including, among others, development of new products and/or changes to certain existing products and acceptance of the new and/or revised products in the market; (x) changes in interest rates and the stock markets causing a reduction of investment income and/or asset fees, an acceleration of the amortization of deferred policy acquisition costs, reduction in the value of the Company’s investment portfolio or separate account assets or a reduction in the demand for the Company’s products; (xi) general economic and business conditions which are less favorable than expected; (xii) competitive, regulatory or tax changes that affect the cost of, or demand for the Company’s products; (xiii) unanticipated changes in industry trends and ratings assigned by nationally recognized rating organizations; (xiv) inaccuracies in assumptions regarding future persistency, mortality, morbidity and interest rates used in calculating reserve amounts and in pricing our products; (xv) failure to successfully integrate Nationwide Provident into NFS; and (xvi) adverse litigation results or resolution of litigation and/or arbitration.

Exhibit 1

Nationwide Financial Services, Inc.

Consolidated Statements of Income

	Fourth Quarter 2002		Full Year 2002
($ in millions, except per share data)	Reported	Adjusted	Reported	Adjusted
Revenues
Policy charges	$280.0	$280.0	$1,028.4	$1,028.4
Life insurance and immediate annuity premiums	113.1	113.1	302.3	302.3
Net investment income	549.7	549.7	1,918.8	1,918.8
Realized gain on securitizations	—	—	—	—
Other income	49.2	49.2	126.6	126.6

Total operating revenues	992.0	992.0	3,376.1	3,376.1

Benefits and Expenses
Interest credited	346.5	346.5	1,275.8	1,275.8
Life insurance and annuity benefits	146.3	146.3	374.8	374.8
Policyholder dividends	30.0	30.0	63.5	63.5
Amortization of deferred policy acquisition costs	77.3	77.3	678.1	678.1
Amortization of value of business acquired	15.2	15.2	15.2	15.2
Other operating expenses	189.3	202.9	656.5	670.1
Interest expense on debt and trust securities	21.7	21.7	76.8	76.8

Total benefits and expenses	826.3	839.9	3,140.7	3,154.3

Income before federal income tax expense	165.7	152.1	235.4	221.8
Federal income tax expense	42.9	38.1	28.3	23.5

Net operating income	122.8	114.0	207.1	198.3
Net realized losses on investments, hedging instruments and hedged items, excluding securitizations, net of taxes	(16.3)	(16.3)	(57.5)	(57.5)
Income (Loss) from disc. operations, net of taxes	—	—	3.4	3.4
Cumulative effect of adoption of accounting principles, net of taxes	—	—	—	—

Net income	$106.5	$97.7	$153.0	$144.2

Diluted Earnings Per Share :
Net operating income	$0.81	$0.75	$1.56	$1.50
Net realized losses on investments, hedging instruments and hedgeditems, excluding securitizations, net of taxes	(0.11)	(0.11)	(0.43)	(0.43)
Income (Loss) from disc. operations, net of taxes	—	—	0.02	0.02
Cumulative effect of adoption of accounting principles, net of taxes	—	—	—	—

Net income	$0.70	$0.64	$1.15	$1.09

Weighted average shares outstanding
Basic	151.9	151.9	132.4	132.4

Diluted	151.9	151.9	132.6	132.6

Insurance • Financial Services • On Your Side	One Nationwide Plaza Columbus, OH 43215-2220 www.nationwidefinancial.com

Exhibit 2

Nationwide Financial Services, Inc.

Consolidated Balance Sheets

($ in millions, except for per share data)	12/31/02 Reported	12/31/02 Adjusted
Assets
Investments:
Fixed maturity securities, at fair value	$27,754.2	$27,754.2
Equity securities, at fair value	134.7	134.7
Mortgage loans on real estate, net	8,486.5	8,486.5
Real estate, net	145.6	145.6
Policy loans	986.4	986.4
Other long-term investments	205.0	205.0
Short-term investments	1,420.1	1,420.1

Total investments	39,132.5	39,132.5
Cash and cash equivalents	21.7	21.7
Accrued investment income	402.4	402.4
Deferred policy acquisition costs	3,026.9	3,026.9
Value of business acquired	569.3	569.3
Other intangible assets	58.7	58.7
Goodwill	399.4	399.4
Other assets	1,601.1	1,601.1
Assets held in separate accounts	50,348.3	50,348.3

Total assets	$95,560.3	$95,560.3

Liabilities and Shareholders’ Equity
Liabilities:
Future policy benefits and claims	$36,274.3	$36,274.3
Short-term debt	2.7	2.7
Long-term debt	897.6	897.6
Other liabilities	3,285.3	3,294.1
Liabilities related to separate accounts	50,348.3	50,348.3

Total liabilities	90,808.2	90,817.0

Company-obligated mandatorily-redeemable capital and preferred securities of subsidiary trusts	300.0	300.0

Shareholders’ equity:
Class A common shares	0.6	0.6
Class B common shares	1.0	1.0
Additional paid-in capital	1,606.8	1,606.8
Retained earnings	2,697.2	2,688.4
Accumulated other comprehensive income	400.3	400.3
Treasury stock	(245.1)	(245.1)
Other	(8.7)	(8.7)

Total shareholders’ equity	4,452.1	4,443.3

Total liabilities and shareholders’ equity	$95,560.3	$95,560.3

Book Value per Share
Including other comprehensive income	$29.31	$29.25

Excluding other comprehensive income	$26.67	$26.62

Insurance • Financial Services • On Your Side	One Nationwide Plaza Columbus, OH 43215-2220 www.nationwidefinancial.com